UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2009

ENCORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 787-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2009, the Board of Directors of Encore Bancshares, Inc. (the “Company”), upon recommendation of the Company’s Corporate Governance and Nominating Committee, and the Board of Directors of Encore Bank, N.A., a national banking association and wholly owned subsidiary of the Company (the “Bank”), appointed Carin M. Barth as a director of the Company and the Bank. Ms. Barth will be slated to stand for re-election at the Company’s and the Bank’s 2010 Annual Meeting of Shareholders. As of the date of this filing, Ms. Barth has not been appointed to a committee of the Company’s or the Bank’s Board of Directors, nor has it been determined when, if at all, any such appointment would be made. Ms. Barth will receive fees consistent with those fees received by the existing directors for service as a director of the Company and the Bank.

A copy of the Company’s press release announcing Ms. Barth’s appointment was previously included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BANCSHARES, INC.
(Registrant)

Dated: September 29, 2009	By:	/S/ JAMES S. D’AGOSTINO, JR.
James S. D’Agostino, Jr.
Chairman